Exhibit 6.4

PLEDGE AGREEMENT

This Pledge Agreement (this "Agreement") dated as of February 25, 2015, is by and among Holosfind S.A., a French corporation ("Pledgor") and Digital Social Retail, Inc., a Delaware Corporation ("DSR" or the "Company") and MG Partners II Limited, a limited liability company incorporated under the laws of Gibraltar, whose registered office is at 57/63 Line Wall Road, Gibraltar, represented by James Keyes and Michael Abitebol, duly authorized for the purpose herein (the "Secured Party"). Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Investment Agreement (the "Investment Agreement") dated February 25, 2015.

BACKGROUND

WHEREAS, pursuant to the Investment Agreement the Secured Party, Pledgor, and DSR, agreed upon the purchase and sale of the Securities;

WHEREAS, in connection with the Investment Agreement, the Secured Party, the Pledger, and/or DSR executed the Note, the Bond, the Put Note, the Security Agreement, the Bond Guarantee, and the Guarantee; and

WHEREAS, as a precondition to and as a material inducement for Secured Party to enter into the Security Purchase Agreement and to execute and deliver all other documents and agreements executed in connection with the transactions contemplated pursuant to the Security Purchase Agreement (collectively, the "Transaction Documents"), the Pledgor hereby agrees to enter into this Agreement and grant to the Secured Party the security interest in the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a)  As used herein, the term "Event of Default" shall mean the occurrence of any uncured breach by any party other than the Secured Party under any of the Transaction Documents.

(b)  As used herein, the term "Secured Obligations" shall mean (i) the payment in full of all principal, accrued interest, and penalties under the Bonds (ii) the conversion of the Convertible Bonds and in turn (a) the conversion of the Convertible Bonds into the Bond Shares or (b) the conversion of the Convertible Bonds into the DSR Preferred Shares and then the further conversion of the DSR Preferred Shares into the DSR Underlying Shares, and (iii) the due performance by the applicable party of its obligations under any of the Transaction Documents.

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2. Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of the Secured Obligations, Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to the Secured Party in all of Pledgor's right, title and interest in the following (the "Collateral"):

(a)  Thirty percent (30%) of DSR's issued and outstanding shares of common stock on a fully diluted basis (representing fifty percent (50%) of the shares of common stock now owned by Pledgor), which are currently owned or hereafter acquired rights (but not its obligations), and other equity ownership interests (whether certificated or uncertificated) in DSR (collectively, the "DSR Interests") and DSR' successors, which shall include, without limitation, all rights, proceeds, distributions, interest, options, warrants, increases, profits and income from DSR;

(b)  all additional DSR Interests of any issuer of DSR Interests and the certificates evidencing such DSR Interests (to the extent certificated) in DSR (the "Issuer") from time to time acquired by Pledgor in any manner, which shall include, without limitation, as a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares and certificates shall be deemed to be part of the Collateral), and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such DSR Interests; and

(c)  all options and rights, whether as an addition to, in substitution of or in exchange for any DSR Interests.

3. Delivery of Collateral. All certificates representing or evidencing the certificated DSR Interests (including DSR Interests which become certificated after the date hereof) shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. Pledgor hereby authorizes each Issuer upon written demand by the Secured Party to deliver any certificates, instruments or other securities issued in connection with the Collateral directly to the Secured Party, in each case to be held by the Secured Party, subject to the terms hereof. The Secured Party shall have the right, at any time following the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the DSR Interests. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any DSR Interests for certificates or instruments of smaller or larger denominations.

4. Representations and Warranties of Pledgor. Pledgor represents and warrants to the Secured Party (which representations and warranties shall be deemed to continue to be made until all of the Secured Obligations have been satisfied in full) that:

(a)  Pledgor has the requisite power and authority to enter into this Agreement, to pledge the Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

(b)  The execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder have been duly and properly authorized and do not and will not result in any violation of any material agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

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(c)  This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

(d)  Pledgor is the direct and beneficial owner of the DSR Interests set forth under Pledgor's name on Schedule A annexed hereto.

(e)  All of the Collateral has been duly authorized, validly issued and is fully paid and nonassessable.

(f) This Agreement creates and grants a valid first lien on and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens") or to any agreement purporting to grant to any third party a Lien upon the property or assets of Pledgor which would include the Collateral, except for Permitted Liens (as defined in the Investment Agreement).

(g)  There are no restrictions on transfer of the DSR Interests contained in the Certificate of Formation, limited liability company agreement or other organizational documents of any Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

(h)  None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(i)  There are no pending or, to the best of Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral.

(j)  No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by Pledgor either (i) for the pledge of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(k)  No notification of the pledge evidenced hereby to any Person is required.

(I) The DSR Interests collectively constitute thirty percent (30%) of the issued and outstanding equity interests of the Issuers thereof set forth on Schedule A annexed hereto.

(m) As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Collateral and no indebtedness or other security convertible into any Collateral.

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(n) As of the date hereof any proxy or proxies heretofore given by Pledger to any Person or Persons whatsoever have been revoked.

The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5. Covenants. Until such time as all of the Secured Obligations have been satisfied in full, Pledgor shall:

(a)  Not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby, in each case unless expressly permitted by the Investment Agreement

(b)  At Pledgor's expense, defend the Secured Party's right, title and security interest in and to the Collateral against the claims of any Person and keep the Collateral free from all Liens, except for the Liens granted to the Secured Party under this Agreement.

(c)  At any time, and from time to time, upon the written request of the Secured Party, execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to the Secured Party upon the occurrence and during the continuance of an Event of Default irrevocable proxies in respect of the Collateral in form satisfactory to the Secured Party. Until receipt thereof, this Agreement shall, upon the occurrence and during the continuance of an Event of Default, constitute Pledgor's proxy to the Secured Party or its nominee to vote all DSR Interests then registered in Pledgor's name. Pledgor hereby revokes any proxy or proxies heretofore given by Pledgor to any Person or Persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided.

(d)  Within two (2) business days of receipt thereof by Pledgor, deliver to the Secured Party all notices and statements relating to the Collateral received by Pledgor from any third party claiming any interest in, or claim against, the Collateral.

(e)  Unless expressly permitted by the Investment Agreement, not consent to or approve the issuance of (i) any additional equity interests of the Issuer; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such equity interests; or (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such company equity interests.

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6. Voting Rights and Distributions. In addition to the Secured Party's rights and remedies set forth in Section 7 hereof, in case an Event of Default shall have occurred and be continuing, the Secured Party shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (Pledgor hereby irrevocably constituting and appointing the Secured Party, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and (iii) be entitled to collect and apply in accordance with Section 10 cash distributions paid on the Collateral. Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Secured Party, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that Pledgor shall give at least five (5) days' written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of managers and voting with respect to any incidental matters. Upon the occurrence and during the continuance of an Event of Default, all distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to the Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement); provided however, that in no case shall the foregoing apply at any time that no Event of Default has occurred and is continuing.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may:

(a)  Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof), as the Secured Party may determine in its sole discretion;

(b)  Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(c)  Exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any equity interests of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by any Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

(d)  Subject to the requirements of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Secured Party, at any private or public sale or auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Secured Party in its sole discretion may determine, or as may be required by applicable law;

(e)  If an Event of Default occurs and continues for a period exceeding one (1) year from the date hereof, the Secured Party has the right to force the sale of the Company; and

(f)  Obtain any other remedies available at law or in equity.

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Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Secured Party hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by the Secured Party and applied by it as provided in Section 10 hereof. No failure or delay on the part of the Secured Party in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Secured Party may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Secured Obligations. In addition to the foregoing, the Secured Party shall have all of the rights, remedies and privileges of a secured party under applicable law and the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time (the "UCC") regardless of the jurisdiction in which enforcement hereof is sought.

8. Registration. Subject to DSR being listed or quoted on an Eligible Market, if the Secured Party shall exercise its right to sell all or any part of the Collateral following the occurrence and during the continuance of an Event of Default, and if, in the opinion of counsel for the Secured Party it is necessary to have the Collateral being sold registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will use its best efforts to cause the applicable Issuer ("Issuer") to execute and deliver, and to cause the directors and officers of such Issuer to execute and deliver, all at Pledgor's expense, all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary to register the Collateral being sold under the provisions of the Securities Act. Pledgor shall cause any such registration statement to become effective and to remain effective for a period of one (I) year from the date of the first public offering of the Collateral being sold and to make all amendments thereto and to related documents which, in the opinion of the Secured Party or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission applicable thereto. Pledgor shall also cause the applicable Issuer to comply with the provisions of the "Blue Sky" law of any jurisdiction which the Secured Party shall designate in connection with any sale hereunder; and to cause such Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act. Pledgor acknowledges that a breach of any of the covenants contained in this Section may cause irreparable injury to the Secured Party that the Secured Party will have no adequate remedy at law with respect to such breach and, as a consequence, such covenants of Pledgor shall be specifically enforceable against Pledgor.

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9. Private Sale. Notwithstanding anything contained in Section 8, Pledgor recognizes that the Secured Party may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Pledger agrees that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit any Issuer to register the Collateral for public sale under the Securities Act.

10. Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization, disposition or sale of the Collateral shall be applied by the Secured Party as follows:

(a)  First, to the payment of all reasonable costs, expenses and charges of the Secured Party and to the reimbursement of the Secured Party for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Collateral (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, attorneys' fees and expenses, court costs, any other fees or expenses incurred or expenditures or advances made by the Secured Party in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the interest rate of six percent (6%) per annum or the highest amount permitted by law, whichever is lower (the "Default Rate").

(b)  Second, to the payment of the Secured Obligations, in whole or in part, in such order as the Secured Party may elect, then due and payable.

(c)  Third, to such Persons as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC.

(d)  Fourth, to the extent of any surplus thereafter remaining, to the applicable Pledgor or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Secured Obligations, Pledgor shall be liable for the deficiency together with interest thereon at the Default Rate plus the costs and fees of any attorneys employed by the Secured Party to collect such deficiency.

The Secured Party, in its sole and absolute discretion, with or without notice to Pledger, may deposit any proceeds of any collection, recovery, receipt, appropriation, realization, disposition or sale of the Collateral in a non-interest bearing cash collateral deposit account to be maintained as security for the Secured Obligations.

11. Waiver of Marshaling. Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

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12. Secured Party Appointed Attorney-In-Fact and Performance by Secured Party. Upon the occurrence of an Event of Default which is continuing, Pledger hereby irrevocably constitutes and appoints the Secured Pare), as Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledger, which Pledger could or might do or which the Secured Party may reasonably deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Secured Party's name. Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If Pledgor fails to perform any agreement herein contained, the Secured Party may itself perform or cause performance thereof, and any reasonable costs and expenses of the Secured Party incurred in connection therewith shall be paid by Pledgor as provided in Section 22 hereof. In this regard, Pledgor and the other shareholders of DSR each agree not take any action or omit to take any action with respect to the Collateral or other equity interests in the Company that Pledger owns, which would be contrary to Secured Party's rights hereunder. To this end, Pledger and the other shareholders of DSR each agree to execute such further documents and take such further actions as reasonably requested by Secured Part to carry-out the intent of this Agreement.

13. Termination. This Agreement shall terminate and Pledgor shall be entitled to the return, at Pledger' s expense, of such of the Collateral as has not theretofore been sold, disposed of or otherwise applied pursuant to this Agreement upon the satisfaction in full of the Secured Obligations.

14. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or telecopier number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

If to the Secured Party:	MG Partners II Limited
5 Hanover Square
New York, NY 10004 Attention: Marc Manuel

with a copy to	Robinson Brog Leinwand Greene Genovese & Gluck P.C.
875 Third Avenue, 9th Floor
New York, New York 10022
Attention: David E. Danovitch, Esq.

If to Pledgor:	Holosfind S.A.
21 rue de la Paix, 75002
Paris, France
Attention: Sylvain Bellaiche

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with a copy to:	Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue, 14th Floor
New York, NY 10022
Attention: William S. Rosenstadt, Esq.

15. Governing Law. This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

16. Waivers. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR. DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17. Litigation. PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST THE SECURED PARTY LNVOLVLNG, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

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18. No Waiver; Cumulative Remedies. Any and all of the Secured Party's rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party in reference to any of the Secured Obligations. Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

19. Severability, In case any security interest or other right of the Secured Party shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement. In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

20. Counterparts; Facsimiles. This Agreement and any amendments, waivers, consents, or supplements may be executed via telecopier or facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

21. Miscellaneous.

(a)  This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and neither this Agreement nor any term hereof may be changed, discharged or terminated orally, but only by an instrument in writing, signed by the Secured Party and Pledgor. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the parry sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(b)  This Agreement shall be binding upon Pledgor, and Pledgor's successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns.

The term "the Secured Party", as used herein, shall include any successor or assign of the Secured Party at the time entitled to the pledged interest in the Collateral.

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(c) The headings and captions in this Agreement are for purposes of reference only and shall not constitute part of this Agreement for any other purpose.

22. Expenses. The Collateral shall also secure, and Pledgor shall pay to the Secured Party on demand, from time to time, all reasonable costs and expenses, (including but not limited to, attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Secured Party under this Agreement.

23. Recapture. Anything in this Agreement to the contrary notwithstanding, if the Secured Party receives any payment or payments on account of the Secured Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Secured Party, Pledgor's obligations to the Secured Party shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Secured Party, which payment shall be due on demand.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

HOLOSFIND S.A., as Pledgor

By:
Name:	Sylvain Bellaiche
Title:	President

DIGITAL SOCIAL RETAIL, INC.

By:
Name:	Sylvain Bellaiche
Title:	President

MG PARTNERS II LIMITED, as Secured Party

By:
Name:
Title:

By:
Name:
Title

The undersigned agrees to be bound by section 12 hereof.

Sylvain Bellaiche

Guerson Ltd.
Name:
Title: DIRECTOR

Analni Savings Trust
Name:
Title: MANAGER

[Signature Page to Pledge Agreement]

SCHEDULE A

DSR INTERESTS

Pledgor/Owner	Name of Issuing Entity	Percentage of Company Owned	Percentage of Company Pledged

Holosfind, S.A.	Digital Social Retail, Inc.	60%	30%
Guerson Ltd.	Digital Social Retail, Inc.	30%	-0-
Sylvain Bellaiche	Digital Social Retail, Inc.	5%	-0-
Analni Savings Trust	Digital Social Retail, Inc.	5%	-0-